Exhibit 10.7

THE ORCHARD ENTERPRISES, INC.

Stock Option Agreement
(Amended and Restated 2008 Stock Plan)

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) is made as of [DATE], by and between The Orchard Enterprises, Inc., a Delaware corporation (the “Corporation”), and [NAME] (the “Optionee”).

WHEREAS, the Board of Directors of the Corporation (the “Board”) has duly adopted, and the stockholders of the Corporation have approved, the Amended and Restated 2008 Stock Plan (the “Plan”), which Plan authorizes the Corporation under Section 5.1 thereof to grant stock options to eligible persons for the purchase of shares of the Corporation’s Common Stock (the “Stock”); and

WHEREAS, the Compensation Committee of the Board has determined that it is desirable and in the best interests of the Corporation and its stockholders to grant the Optionee an option to purchase a certain number of shares of Stock as provided in the Plan, in order to provide the Optionee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.           Grant of Stock Option.  Subject to the terms of the Plan, the Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase from the Corporation, on the terms and subject to the conditions set forth in this Option Agreement, [# OF SHARES] shares of Stock (the “Option Shares”).  The date of grant of this Option is [DATE OF GRANT] (the “Date of Grant”).  This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Terms of Plan.  The Option granted pursuant to this Option Agreement is granted subject to the terms and conditions set forth in the Plan, a copy of which has been delivered to the Optionee.  All terms and conditions of the Plan, as may be amended from time to time, are hereby incorporated into this Option Agreement by reference and shall be deemed to be a part of this Option Agreement, without regard to whether such terms and conditions are otherwise set forth in this Option Agreement.  In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

3.           Exercise Price.  As required under Section 5.2 of the Plan, the exercise price for the shares of Stock subject to the Option granted by this Option Agreement is $[PRICE] per share, the Fair Market Value (as defined in the Plan) on the Date of Grant (the “Exercise Price”).

4.           Exercise of Option.  Subject to the provisions of the Plan and subject to the earlier expiration or termination of this Option in accordance with its terms, the Option granted pursuant to this Option Agreement shall be exercisable only as follows:

4.1.          Time of Exercise of Option.  One-third (1/3) of the Option Shares shall vest on the one (1) year anniversary of the Date of Grant, and thereafter  one-twelfth (1/12) of the Option Shares shall vest quarterly on each third (3rd) month anniversary of the Date of Grant for the next twenty-four (24) months, such that all Option Shares will be fully vested 36 months from the Date of Grant; provided that the Optionee is employed by the Corporation on each such vesting date.

4.2.          Termination of Option.  This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of (i) 90 calendar days from the date that the Optionee ceases to be a full-time employee of the Corporation for any reason other than death, (ii) one year after the Optionee’s death, if such death occurs while the Optionee is an employee of the Corporation, and (iii) seven (7) years from the Date of Grant.

4.3.          Exercise Upon Death.  All of the Shares shall become exercisable upon Optionee’s death if the Optionee was an employee of the Corporation at the time of Optionee’s death.

4.4.          Method of Exercise of Option.

4.4.1.     To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Corporation in the form attached hereto as Exhibit A stating the number of shares for which the Option is being exercised and delivery to the Corporation of the aggregate Exercise Price for the Option Shares covered by such exercise notice.  The date of such notice shall be the exercise date. Payment equal to the aggregate Exercise Price of the shares shall be payable in cash in the form of currency or check or other cash equivalent acceptable to the Corporation. In no event shall the Option be exercised for a fractional share.

4.4.2.     In the case of Optionee’s death, the Option may be exercised by the executor or administrator of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

4.4.3.     As soon as practicable upon the Corporation’s receipt of the Optionee’s notice of exercise and payment, the Corporation shall direct the due issuance of the shares so purchased.

4.4.4.     As a further condition precedent to the exercise of this Option in whole or in part, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

5.           Non-Transferability of Options.  During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option.  No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of intestacy.

6.           Compliance with Law.  The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Option Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

7.           Rights as Stockholder.  Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee’s estate) has been entered as the stockholder of record on the books of the Corporation.

8.           Tax Withholding.  If the Corporation shall be required to withhold any federal, state, local or foreign tax in connection with exercise of this Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Corporation for payment of all such taxes.

9.           Disclaimer of Rights. No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Corporation or any subsidiary, or to interfere in any way with the right and authority of the Corporation or any subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation or any subsidiary.

10.         Interpretation of this Option Agreement.  All decisions and interpretations made by the Board or the Compensation Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

11.         Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Optionee.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Optionee).

12.         Governing Law; Exclusive Venue.  This Option Agreement shall be governed in accordance with the laws of the State of New York.  The parties hereto grant to the U.S. District Court for the Southern District of New York, or the Supreme Court of the State of New York, New York County, exclusive jurisdiction to hear any disputes arising out of or relating to this Option Agreement; no action may be instituted in any other venue.

13.         Binding Effect.  Subject to all restrictions provided for in this Option Agreement, the Plan, and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14.         Notice.  Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of the Chief Financial Officer or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee.  Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

15.         Severability.  If any provision of this Option Agreement is held illegal or invalid for any reason by a court of competent jurisdiction, the illegality or invalidity shall not affect the remaining provisions hereof, and this Option Agreement shall be construed and administered as if the illegal or invalid provision had not been included.

16.         Entire Agreement; Waiver.  This Option Agreement and the Plan together constitute the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  Except for amendments to the Plan incorporated into this Option Agreement by reference pursuant to Section 2 above, neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

17.         Counterparts.  This Option Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement as of the day and year first above written.

THE ORCHARD ENTERPRISES, INC.		OPTIONEE:

By:
	Name: Greg Scholl	Name: [NAME]
Title: President & CEO
Address for Notice:
[ADDRESS]

Exhibit A
(To Stock Option Agreement)

Stock Option Exercise Notice

The Orchard Enterprises, Inc.
23 East 4th Street, 3rd Floor
New York, New York 10003
Attention: Chief Financial Officer
Facsimile: (212) 201-9292	Date:____________________________

The undersigned hereby irrevocably elects to exercise the within Option to purchase vested shares of Common Stock (the “Option Shares”) of The Orchard Enterprises, Inc., a Delaware corporation (the “Corporation”).  The undersigned elects to purchase the Option Shares as follows:

1.	Exercise of Option (fill in both blanks)

Number of Shares                      ____________________________________________

Exercise Price Per Share            ____________________________________________

2.	Method of Payment (check one)

________	I am enclosing a check in the amount of the aggregate Exercise Price and taxes, if applicable

________	A wire transfer for the aggregate Exercise Price and taxes, if applicable, will be sent to the Corporation by my broker _____ OR from my bank _____

(In the case of nonqualified stock options, contact the Corporation’s stock administrator to determine the amount of any taxes due.)

3.	Exercise and Holding (complete if applicable)

________	I will be exercising and holding the Option Shares. Please have the certificate representing the Option Shares delivered to me (or my designee, as stated below) at the following address:

Address: _____________________________________________________________

               _____________________________________________________________

4.	Simultaneous Exercise and Sale (complete if applicable)

________	I will be exercising and selling the Option Shares. Please have the certificate representing the Option Shares delivered to my broker at the following address:

Address: _____________________________________________________________

               _____________________________________________________________

Signature: ______________________________________________

Print Name: _____________________________________________

Social Security Number: ___________________________________